EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-145192) on Form S-8 of Technest Holdings, Inc. of our report dated May 12, 2011 relating to our audits of the consolidated financial statements of AccelPath, LLC as of and for the year and period ended June 30, 2010 and 2009, which appear in this Form 8-K/A of Technest Holdings, Inc. on May 13, 2011.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
May 12, 2011